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                                                                    Exhibit 21.1




List of Subsidiaries                                Jurisdiction of Organization
--------------------                                ----------------------------
Southern Community Bank                                        Florida
Southern Community Bank of Southwest Florida                   Florida
Southern Community Insurance Agency, Inc.                      Florida
Southern Community Mortgage LLC                                Florida
Peninsula Bank of Central Florida                              Florida